April 24, 2001

Intelli-Check, Inc.
246 Crossways Park West
Woodbury, New York   11797

                  Re: Intelli-Check, Inc. - Dividend Distribution of Rights to Purchase Intelli-Check, Inc. Common Stock and Issuance of Shares Upon Exercise of the Rights

Ladies and Gentlemen:

      We have acted as counsel for Intelli-Check, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-3, under the Securities Act of 1933, as amended relating to the distribution by dividend of non-transferable rights (the "Rights") to purchase shares of the Company's common stock, par value $.001 per share (the "Shares") and the issuance of the Shares upon exercise of the Rights.

      As counsel to the Company we have examined and relied upon, as to factual matters, originals or photostatic and certified copies of such corporate records, including, but not limited to minutes of the Board of Directors and Stockholders of the Company and other instruments, certificates of corporate officers and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as conformed or photostatic copies.

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Intelli-Check, Inc.
Page 2

      Based upon, and subject to the foregoing, we are of the opinion that the Rights have been duly authorized by the Board of Directors and are legally issued, fully paid and nonassessable, and the Shares have been duly authorized by the Board of Directors and, upon exercise of the Rights in accordance with their terms, will be legally issued, fully paid and nonassessable.

      We hereby consent to be named in the Registration Statement and the prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

      We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

                                                Very truly yours,

                                                MILBERG WEISS BERSHAD
                                                   HYNES & LERACH LLP

                                                By:    /s/ Arnold N. Bressler
                                                   -----------------------------
                                                          Arnold N. Bressler
                                                         A Member of the Firm